UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RemoteMDx, Inc.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11:

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	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

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RemoteMDx, Inc.
150 West Civic Center Drive, Suite 400
Sandy, UT 84070
(866) 451-6141

2008 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 28, 2008

SUPPLEMENT TO PROXY STATEMENT

Dear Shareholder:

As you know, the annual meeting of stockholders (the “Meeting”) of RemoteMDx, Inc. (the “Company”) will be held at 150 West Civic Center Drive, Suite 400, Salt Lake City, Utah 84070, on Tuesday, October 28, 2008 at 10:00 AM (MDT).

The Company mailed to you a Notice of Internet Availability of Proxy Materials for the Meeting (the “Notice of Internet Availability”) on or about September 11, 2008.  The Notice of Internet Availability indicated that complete proxy materials, including the original Proxy Statement, are available to shareholders on the internet.  One of the proposals set forth in the Proxy Statement and originally intended to be presented to shareholders at the Meeting was Proposal No. 3—to approve a five-to-one reverse stock split of the issued and outstanding common stock of the Company (the “Reverse Stock Split Proposal”).

Subsequent to the mailing of the Proxy Statement, and after further deliberation, the Board of Directors of the Company determined to withdraw the Reverse Stock Split Proposal from the Proxy Statement.  Therefore, original Proposal No. 3 will not be considered or voted upon at the Meeting.

By this Supplement we are amending our original Proxy Statement by withdrawing Proposal No. 3, the Reverse Stock Split Proposal, and all materials related to that proposal.  The Annual Meeting of Shareholders remains scheduled to be convened on October 28, 2008, at which time shareholders will proceed to vote on original Proposals 1 (election of directors), 2 (changing the name of the Company to SecureAlert, Inc.), 4 (ratifying the appointment of our independent auditors), and 5 (transacting such other business as may properly come before the Meeting) (collectively, the “Remaining Proposals”).

This Supplement should be read in conjunction with the original Proxy Statement and the Notice of Annual Meeting of Shareholders that accompanies the Proxy Statement.

Shareholders should note the following:

•	The Company will not distribute, and shareholders do not need to sign, new proxy cards.
•	Proxy cards received with direction on Proposal 3, the Reverse Stock Split Proposal, will not be voted on Proposal 3.
•	Proxy cards received and providing direction on the Remaining Proposals to be considered at the Meeting (1, 2, 4, and 5) will remain valid and in effect, and will be voted as directed.
•	Shareholders who have submitted a proxy do not need to resubmit proxies with different directions, if they do not wish to change their previously cast votes on the Remaining Proposals.
•
If you have already voted and you now wish to change your original vote on the Remaining Proposals, you may revoke your proxy at any time before the Meeting by:  (i) notifying the Company in writing at 150 West Civic Center Drive, Suite 400, Sandy, UT 84070; (ii) submitting a later signed Proxy Card in hard copy, or complete a proxy via the internet or by telephone, in accordance with the instructions on the proxy card; or (iii) voting your shares in person at the Meeting.  You may request a new Proxy Card by calling (866) 451-6141.  If your shares are held in the name of your broker, you may change your vote by submitting new voting instructions to your broker, bank or other nominee.

Thank you for your continued support.

THE DATE OF THIS SUPPLEMENT IS SEPTEMBER 26, 2008

By Order of the Board of Directors

/s/ David G. Derrick
David G. Derrick, Chairman and Chief Executive Officer